Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS FIRST QUARTER 2012 RESULTS

WESTLAKE VILLAGE, CALIFORNIA, May 7, 2012 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announced operating results for the quarter ended March 31, 2012.  The Company reported a 23.8% increase in normalized Funds from Operations (“FFO”) to $17.3 million for the quarter ended March 31, 2012, from $14.0 million from the comparable 2011 period.  Normalized FFO per diluted common share was $0.56 for the quarter ended March 31, 2012, an increase of 7.7% from $0.52 for the comparable 2011 period. The increase in normalized FFO and normalized FFO per diluted common share was due to higher revenues resulting primarily from acquisitions partially offset by an increase in interest expense and higher weighted average diluted shares outstanding.

Net income available to common stockholders for the quarter ended March 31, 2012 was $12.0 million or $0.40 per diluted share. For the same period in 2011, net income available to common stockholders was $5.4 million or $0.20 per diluted share which included a $3.6 million charge related to the Company’s redemption of all of its 8.0% Series F Cumulative Preferred Stock (“Series F preferred stock”) and $0.5 million of accrued and unpaid dividends through the redemption date on the Series F preferred stock. The preferred stock redemption charge is combined with preferred stock dividends in the income statement line item “income allocated to preferred stockholders.”  FFO for the quarter ended March 31, 2012 increased 73.1% to $17.2 million from $9.9 million in the comparable 2011 period. FFO per diluted common share for the first quarter of 2012 increased 47.4% to $0.56 from $0.38 in the comparable 2011 period. The increases in net income available to common stockholders, FFO and FFO per diluted common share were due primarily to higher revenues from acquisitions and the Series F preferred stock redemption charge in 2011.

Conference Call Information

The Company will conduct a conference call on Tuesday, May 8, 2012, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended March 31, 2012.  The conference call is accessible by dialing 877-317-6789.  The international number is 412-317-6789.  An audio replay of the conference call will be available from May 8, 2012 through May 23, 2012.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10013169.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

About LTC

At March 31, 2012, LTC had investments in 89 skilled nursing properties, 102 assisted living properties, 14 other senior housing properties, two schools and a parcel of land under development.  These properties are located in 30 states.  Other senior housing properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Revenues:
Rental income	$20,872	$18,182
Interest income from mortgage loans	1,532	1,656
Interest and other income	236	415
Total revenues	22,640	20,253

Expenses:
Interest expense	2,033	1,104
Depreciation and amortization	5,167	4,432
Acquisition costs	41	130
Operating and other expenses	2,452	2,314
Total expenses	9,693	7,980

Income from continuing operations	12,947	12,273

Discontinued operations:
Loss from discontinued operations	(31)	(119)
Gain on sale of assets, net	16	—
Net (loss) income from discontinued operations	(15)	(119)
Net income	12,932	12,154
Income allocated to non-controlling interests	(11)	(48)
Net income attributable to LTC Properties, Inc.	12,921	12,106

Income allocated to participating securities	(94)	(89)
Income allocated to preferred stockholders	(818)	(6,624)
Net income available to common stockholders	$12,009	$5,393

Basic earnings per common share:
Continuing operations	$0.40	$0.21
Discontinued operations	$(0.00)	$(0.00)
Net income available to common stockholders	$0.40	$0.20

Diluted earnings per common share:
Continuing operations	$0.40	$0.21
Discontinued operations	$(0.00)	$(0.00)
Net income available to common stockholders	$0.40	$0.20

Weighted average shares used to calculate earnings per common share:
Basic	30,189	26,310
Diluted	30,234	26,340

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.

Supplemental Reporting Measures

FFO, normalized FFO, normalized adjusted FFO (“AFFO”), and normalized Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”).  Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance and we believe they are helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate comparisons of operating performance between periods.  Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement.  U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease.  This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet.  At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term.  By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods.  Normalized AFFO represents FFO adjusted for certain items detailed in the reconciliations and excludes the non-cash portion of straight-line rent and amortization of lease inducement.

We define FAD as AFFO excluding the effects of non-cash compensation charges.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders.  Investors, analysts and the Company utilize FAD as an indicator of common dividend potential.  The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of operating performance between REITs.  Normalized FAD represents FFO adjusted for certain items detailed in the reconciliations and excludes the non-cash portion of straight-line rent and amortization of lease inducement and non-cash compensation charges.

The Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO, normalized AFFO and normalized FAD do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles net income available to common stockholders to FFO available to common stockholders, normalized FFO available to common stockholders, normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2012	2011
Net income available to common stockholders	$12,009	$5,393
Add: Depreciation and amortization (continuing and discontinued operations)	5,167	4,521
Less: Gain on sale of real estate, net	(16)	—
FFO available to common stockholders	17,160	9,914

Add: Preferred stock redemption charge	—	3,566	(1)
Add: Preferred stock redemption dividend	—	472	(2)
Add: Non-cash interest related to earn-out liabilities	110	—
Normalized FFO available to common stockholders	17,270	13,952

Less: Non-cash rental income	(482)	(606)
Normalized adjusted FFO (AFFO)	16,788	13,346

Add: Non-cash compensation charges	452	358
Normalized funds available for distribution (FAD)	$17,240	$13,704

(1)	Represents the original issue costs related to the redemption of the remaining Series F preferred stock.
(2)	Represents the dividends on the Series F preferred stock up to the redemption date.

Basic FFO available to common stockholders per share	$0.57	$0.38
Diluted FFO available to common stockholders per share	$0.56	$0.38

Diluted FFO available to common stockholders	$18,083	$9,914
Weighted average shares used to calculate diluted FFO per share available to common stockholders	32,470	26,340

Basic normalized FFO available to common stockholders per share	$0.57	$0.53
Diluted normalized FFO available to common stockholders per share	$0.56	$0.52

Diluted normalized FFO available to common stockholders	$18,193	$14,907
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	32,470	28,665

Basic normalized AFFO per share	$0.56	$0.51
Diluted normalized AFFO per share	$0.55	$0.50

Diluted normalized AFFO	$17,711	$14,301
Weighted average shares used to calculate diluted normalized AFFO per share	32,470	28,665

Basic normalized FAD per share	$0.57	$0.52
Diluted normalized FAD per share	$0.56	$0.51

Diluted normalized FAD	$18,163	$14,659
Weighted average shares used to calculate diluted normalized FAD per share	32,470	28,665

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$58,462	$57,059
Buildings and improvements	676,851	659,453
Accumulated depreciation and amortization	(181,063)	(175,933)
Net operating real estate property	554,250	540,579
Properties held-for-sale, net of accumulated depreciation and amortization: 2012 — $613; 2011 — $2,263	5,025	6,256
Net real estate property	559,275	546,835
Mortgage loans receivable, net of allowance for doubtful accounts: 2012 — $914; 2011 — $921	52,368	53,081
Real estate investments, net	611,643	599,916
Other assets:
Cash and cash equivalents	3,297	4,408
Debt issue costs, net	2,146	2,301
Interest receivable	1,303	1,494
Straight-line rent receivable, net of allowance for doubtful accounts: 2012 — $688; 2011 — $680	24,411	23,772
Prepaid expenses and other assets	7,604	7,851
Other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2012 — $839; 2011 — $839	52	53
Notes receivable	1,662	817
Marketable securities	6,486	6,485
Total assets	$658,604	$647,097

LIABILITIES
Bank borrowings	$73,000	$56,000
Senior unsecured notes	100,000	100,000
Bonds payable	2,635	3,200
Accrued interest	1,379	1,356
Earn-out liabilities	6,414	6,305
Accrued expenses and other liabilities	9,698	11,314
Accrued expenses and other liabilities related to properties held-for-sale	102	212
Total liabilities	193,228	178,387

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2012 — 2,000; 2011 — 2,000	38,500	38,500
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2012 — 30,412; 2011 — 30,346	304	303
Capital in excess of par value	506,700	507,343
Cumulative net income	685,664	672,743
Other	186	199
Cumulative distributions	(766,385)	(752,340)
Total LTC Properties, Inc. stockholders’ equity	464,969	466,748

Non-controlling interests	407	1,962
Total equity	465,376	468,710
Total liabilities and equity	$658,604	$647,097